EXHIBIT 10.1
                                CREDIT AGREEMENT



                  CREDIT AGREEMENT, dated as of October 23, 1998 between PUBLIC STORAGE PROPERTIES, LTD., a California limited partnership (the "Borrower"), and FIRST UNION NATIONAL BANK, a national banking association (the "Lender").

                                    RECITALS

                  The Borrower has requested that the Lender make a term loan to the Borrower in the aggregate principal amount of $13,000,000.00, the proceeds of which would be used to refinance substantially all indebtedness of the Borrower and its subsidiaries and to pay fees and expenses incurred in connection herewith. The Lender is willing to make such credit available to the Borrower, but only on the terms, and subject to the conditions, set forth in this Agreement.

                  The parties hereto hereby agree as follows:


                  SECTION 1. DEFINITIONS

                  1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person (including, with its correlative meanings, "controlled by" and "under common control with") means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Annual Report": means the Guarantor's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1997.

                  "Applicable Lending Office": for the Lender and for the Loan, the lending office of such Lender designated for such Loan on Schedule 1 hereto (or any other lending office from time to time notified by such Lender) as the office at which its Loan is to be made and maintained.

                  "Applicable Margin": means the respective percentages per annum determined, based on the range into which Guarantor's Interest Coverage Ratio falls, in accordance with the table set forth below.


              Range of Guarantor's Interest                        Applicable Base Rate       Applicable LIBOR
                     Coverage Ratio                                    Loan  Margin             Loan Margin
---------------------------------------------------------------    --------------------       ----------------
less than 7.0 to 1.0                                                        0%                      1.25%
greater than or equal to 7.0 to 1.0 but less than 10.0 to 1.0               0%                      1.05%
greater than or equal to 10.0 to 1.0 but less than 13.0 to 1.0              0%                       .90%
greater than or equal to 13.0 to 1.0 but less than 15.0 to 1.0              0%                       .675%
greater than or equal to 15.0 to 1.0                                        0%                       .55%

                  "Assignee": as defined in Section 10.6(c).

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

                  "Assignment and Acceptance": as defined in Section 10.6(c).

                  "Balance Sheet Leverage Ratio": means, as of any day, the ratio of Total Liabilities as of such day to Gross Asset Value as of such day.

                  "Base Rate": for any day, the rate per annum (rounded upward, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest publicly announced by First Union National Bank in Charlotte, North Carolina from time to time as its base rate (the base rate not being intended to be the lowest rate of interest charged by First Union National Bank in connection with extensions of credit to debtors).

                  "Base Rate Loans": Loans the rate of interest applicable to which is based upon the Base Rate.

                  "Borrower": as defined in the heading to this Agreement.

                  "Borrowing Date": any Business Day specified in a notice pursuant to Section 2.3 or 3.3 as a date on which the Borrower requests the Lender to make the Loan hereunder.

                  "Business": as defined in Section 4.22.

                  "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina are authorized or required by law to close, and, if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, or a Conversion of or into, or an Interest Period for, a LIBOR Loan or a notice by the Borrower with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

                  "Business Park Property": means a property generally of the type described in the Annual Report as "business parks."

                  "Capitalized   Lease":   means  any  lease   under  which  the
         obligation of the lessee is required by GAAP to be shown as a liability on the financial statements of the lessee.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all similar ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                  "Cash Equivalents": (a) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and LIBOR time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-2 or the equivalent thereof by Standard and Poor's Ratings Group ("S&P") or P-2 or the equivalent thereof by Moody's Investors Service, Inc. ("Moody's") and in either case maturing within 90 days after the day of acquisition, (e) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause

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

         (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

                  "Closing Date": the date on which the conditions precedent set forth in Section 6.1 shall be satisfied.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral": all property and interests in property of the Borrower, now owned or hereinafter acquired, upon which a Lien is purported to be created by any Security Document.

                  "Combined Property": means a property part of which is a Mini-storage Property and part of which is a Business Park Property.

                  "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under
         Section 414 of the Code.

                  "Continue", "Continuation" and "Continued" shall refer to the continuation of a LIBOR Loan from one Interest Period to the next Interest Period.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Convert", Conversion" and "Converted" shall refer to a conversion of a Base Rate Loan into a LIBOR Loan, or of a LIBOR Loan into a Base Rate Loan, which may be accompanied by the transfer by Lender (at its sole discretion) of the Loan from one Applicable Lending Office to another.

                  "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Dollars" and "$": dollars in lawful currency of the United States of America.

                  "EBITDA" means,  in respect of any fiscal period,  Net Income, increased by extraordinary losses, decreased by extraordinary gains, and increased by depreciation, amortization, interest (including the portion of payments under any Capitalized Lease that may be characterized as interest), and federal and state income taxes, all for such period in accordance with GAAP.

                  "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurocurrency Reserve Requirements": for any day as applied to a LIBOR Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

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

                  "Event of Default": any of the events specified in Section 8; provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Existing Creditors": means the creditors of the Borrower as set forth on Schedule 2 attached hereto and incorporated by reference herein.

                  "Existing Financing Documents": means the documents set forth on Schedule 2 attached hereto and incorporated by reference herein.

                  "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Lender from three federal funds brokers of recognized standing selected by it.

                  "GAAP": generally accepted accounting principles in the United States of America consistent with those utilized in preparing the audited financial statements referred to in Section 6.1.

                  "Governing Documents": as to any Person, its articles or certificate of incorporation and by-laws, its partnership agreement, its certificate of formation and operating agreement, and/or the other organizational or governing documents of such Person.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Gross Asset Value": means as to any Person the sum (without duplication of any item) at any date of determination, of (i) cash owned by such Person as of such date, (ii) Cash Equivalents owned by such Person as of such date, and (iii) an amount equal to (a) EBITDA of such Person as of the most recently ended fiscal quarter (adjusted by the Lender in its reasonable discretion to take into account any acquisitions or dispositions of real property or other assets by such Person), times (b) four (4) divided by (c) ten percent (10%).

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for

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

         which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "Guarantor": Public Storage, Inc., a California corporation.

                  "Indebtedness":   of  any   Person   at  any   date,   without
         duplication, (a) all indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person in respect of letters of credit, acceptances or similar instruments issued or created for the account of such Person (d) all Guarantee Obligations and (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent": pertaining to a condition of Insolvency.

                  "Interest Coverage Ratio": shall have the meaning set forth in Exhibit B of the Payment Guarantee.

                  "Interest Payment Date": (a) as to any Base Rate Loan, the first day of each calendar month commencing on November 1, 1998, (b) as to any LIBOR Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any LIBOR Loan or having an Interest Period longer than three months or 90 days, respectively, (i) each day which is three months or 90 days, respectively, or a whole multiple thereof, after the first day of such Interest Period, and (ii) the last day of such Interest Period.

                  "Interest Period": with respect to any LIBOR Loan:

                                    (i) initially,  the period commencing on the
                  borrowing or Conversion date, as the case may be, with respect to such LIBOR Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of Conversion, as the case may be, given with respect thereto; and

                                    (ii) thereafter,  each period  commencing on
                  the last day of the next preceding Interest Period applicable to such LIBOR Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Lender not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

         provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                                    (1) if any Interest  Period  pertaining to a
                  LIBOR Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                                    (2) any Interest Period that would otherwise
                  extend  beyond the  Maturity  Date  shall end on the  Maturity
                  Date;

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

                                    (3)  any  Interest  Period  pertaining  to a
                  LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                                    (4)  the  Borrower  shall  select   Interest
                  Periods so as not to require a payment or prepayment of any LIBOR Loan or C/D Rate Loan during an Interest Period for such Loan.

                  "Lender": First Union National Bank, a national banking association.

                  "LIBOR Loans": Loans the rate of interest applicable to which is based upon the LIBOR Rate.

                  "LIBOR Rate": means, for any LIBOR Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars for a period of comparable duration to such Interest Period at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period. If for any reason such rate is not available, the term "LIBOR Rate" shall mean, for any LIBOR Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing), and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing.

                  "Loan or Term Loan": the loan made by Lender pursuant to this Agreement.

                  "Loan Documents": this Agreement, the Note and the Payment Guarantee.

                  "Loan Parties": the Borrower and the Guarantor.

                  "Material Adverse Effect": a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Borrower taken as a whole or (b) the validity or enforceability of this or any of the other Loan Documents or the rights or remedies of the Lender hereunder or thereunder.

                  "Maturity Date": October 31, 2002.

                  "Mini-storage Property": means a property generally of the type described in the Annual Report as "mini-warehouse facilities."

                  "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Income": means, for any period, the net income for such period determined in accordance with GAAP; provided, however, that in determining Net Income of the Borrower (a) there shall not be included

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

         in gross revenues any earnings properly attributable to the assets and business of any Persons acquired by the Borrower, prior to the date of such acquisition but there shall be included in gross revenues (without duplication) an amount equal to the earnings properly attributable to any such assets and business for the first three full fiscal quarters after the date of the acquisition any amount equal to such earnings from the beginning of the first full fiscal quarter after the date of acquisition annualized over a period equal to the actual number of fiscal quarters from the beginning of such fiscal quarters from the beginning of such fiscal quarter to the date of determination plus the difference between such amount and the end of the first full fiscal quarter after the date that is one year from the date of the acquisition; and (b) there shall not be included in gross revenues any earnings of, and dividends payable to, the Borrower in a currency which at the time may not be converted into Dollars under the laws of the nation issuing such currency.

                  "Non-Excluded Taxes": as defined in Section 3.11.

                  "Note": the reference to the Term Note.

                  "Obligations": the unpaid principal amount of, and interest (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) on the Loan, and all other obligations and liabilities of the Borrower to the Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, or out of or in connection with this Agreement, the Note, the Payment Guarantee, and any other Loan Documents and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Lender that are required to be paid by the Borrower pursuant to the terms of the Loan Documents) or otherwise.

                  "Participant": as defined in Section 10.6(b).

                  "Payment Guarantee": that certain Payment Guarantee of even date herewith from the Guarantor to the Lender pursuant to which Guarantor has guaranteed the Borrower's Obligations.

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                  "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Properties": as defined in Section 4.22.

                  "Refinancing": means satisfaction and termination of all Existing Financing Documents, payment of all amounts owing to Existing Creditors, and the release of any Liens created by the Existing Financing Documents.

                  "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
         Section 4241 of ERISA.

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


                  "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under Sections .13, .14, .16, .18, .19 or .20 of PBGC Reg. ss. 4043.

                  "Requirement of Law": as to any Person, the certificate of incorporation and by-laws or other organizational or Governing Documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer": the chief executive officer and the president of the Borrower or, with respect to financial matters, the vice president and treasurer of the Guarantor.

                  "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Subordinated   Debt":  any  unsecured   Indebtedness  of  the
         Borrower: no part of the principal of which is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to November 1, 2002; the payment of the principal of and interest on which and other obligations of the Borrower in respect thereof are subordinated to the prior payment in full of the principal of and interest (including post-petition interest) on the Loan and all other obligations and liabilities of the Borrower to the Lender hereunder on terms and conditions approved in writing by the Lender; and all other terms and conditions of which are satisfactory in form and substance to the Lender (as evidenced by its prior written approval thereof).

                  "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "Term Note": as defined in Section 2.2.

                  "Total   Liabilities":   means  all  direct   and   contingent
         liabilities required to be disclosed or reported by GAAP of Borrower, plus (without duplication) Indebtedness (not including nonrecourse debt of minority interests), guarantees of Indebtedness of any Person, letters of credit, repurchase obligations, forward commitments, accounts payable, lease obligations (including ground leases), and unfunded obligations of Borrower.

                  "Tranche": the collective reference to LIBOR Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day); Tranches may be identified as "LIBOR Tranches".

                  "Transferee": as defined in Section 10.6(f).

                  "Type": as to the Loan, its nature as a Base Rate Loan or a LIBOR Loan.


                  1.2  Other  Definitional  Provisions.

                  (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Note or any certificate or other document made or delivered pursuant hereto.

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

                  (b) As used herein and in Note, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


                  SECTION 2. AMOUNT AND TERMS OF TERM LOAN COMMITMENTS

                  2.1 Term Loan Commitments. Subject to the terms and conditions hereof, Lender agrees to make the Loan to the Borrower on the Closing Date in an amount equal to Thirteen Million and No/100 Dollars ($13,000,000.00). The Term Loan may from time to time be (a) a LIBOR Loan, (b) a Base Rate Loan or (c) a combination thereof, as determined by the Borrower and notified to the Lender in accordance with Sections 2.3 and 3.2.

                  2.2 Term Notes. The Term Loan shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A-1 (the "Term Note"), payable to the order of Lender and representing the obligation of the Borrower to pay the amount of the Term Loan made by Lender. Lender is hereby authorized to record the date, Type and amount of the Term Loan and the date and amount of each payment or prepayment of principal thereof and each Conversion of all or a portion thereof to another Type and, and in the case of LIBOR Loans, the Interest Period with respect thereto, on the schedule annexed to and constituting a part of the Term Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, that the failure of Lender to make any such recordation shall not impair or otherwise affect the validity or enforceability of the Term Note. The Term Note shall (a) be dated the Closing Date, and (b) bear interest for the period from the date thereof on the unpaid principal amount thereof at the applicable interest rates per annum specified in Section 3.1. Interest on the Term Note shall be payable on the dates specified in Section 3.1(e).

                  2.3 Procedure for Term Loan Borrowing. The Borrower shall give the Lender irrevocable notice (which notice must be received by the Lender prior to 12:00 noon, Charlotte, North Carolina time, (a) one Business Day prior to the Closing Date, if all or any part of the Term Loan are to be initially a LIBOR Loan, or (b) one Business Day prior to the Closing Date, otherwise) requesting that the Lender make the Term Loan on the Closing Date and specifying (i) the Closing Date, (ii) the amount to be borrowed, (iii) whether the Term Loan is to be initially a LIBOR Loan, Base Rate Loan, or a combination thereof, and (iv) if the Term Loan is to be entirely or partly a LIBOR Loan, the length of the initial Interest Period therefor. Not later than 11:00 a.m. on the Closing Date Lender shall make available to the Borrower such borrowing in immediately available funds. The Lender shall on such date credit the account of the Borrower on the books of such office of the Lender with the aggregate of the amounts made available.


                  SECTION 3. GENERAL PROVISIONS APPLICABLE TO THE LOAN

                  3.1  Interest  Rates and  Payment  Dates.

                  (a) Each LIBOR Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the LIBOR Rate determined for such day plus the Applicable Margin.

                  (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

                  (c) Intentionally Omitted.

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

                  (d) If all or a portion of (i) any principal of the Loan, (ii) any interest payable thereon, or (iii) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), the principal of the Loan and any such overdue interest, or other amount shall bear interest at a rate per annum which is (x) in the case of principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 3% or (y) in the case of any such overdue interest, or other amount, the rate described in paragraph (b) of this Section plus 3%, in each case from the date of such non-payment until such overdue principal, interest, commitment fee or other amount is paid in full (as well after as before judgment).

                  (e) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (d) of this Section shall be payable from time to time on demand.


                  3.2 Conversion and Continuation  Options.

                  (a) The Borrower may elect from time to time to Convert a LIBOR Loan to a Base Rate Loan, by giving the Lender at least two Business Days' prior irrevocable notice of such election, provided that any such Conversion of a LIBOR Loan may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to Convert a Base Rate Loan to a LIBOR Loan by giving the Lender at least three Business Days' prior irrevocable notice of such election. Any such notice of Conversion to a LIBOR Loan shall specify the length of the initial Interest Period therefor. All or any part of the Term Loan may be Converted as provided herein, provided that (i) the Term Loan not may be Converted into a LIBOR Loan when any Event of Default has occurred and is continuing and the Lender has determined that such a Conversion is not appropriate, (ii) any such Conversion may only be made if, after giving effect thereto, Section 3.3 shall not have been contravened, and (iii) no Loan may be converted into a LIBOR Loan after the date that is one month or 30 days, respectively, prior to the Maturity Date.

                  (b) Any LIBOR Loan may be Continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Lender, in accordance with the applicable provisions of the term "Interest Period" set forth in
         Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no LIBOR Loan may be Continued as such (i) when any Event of Default has occurred and is continuing and the Lender has determined that such a Continuation is not appropriate, (ii) if, after giving effect thereto, Section 3.3 would be contravened or (iii) after the date that is one month or 30 days prior to, the final installment of principal and provided, further, that if the Borrower shall fail to give such notice or if such Continuation is not permitted such Loan shall be automatically converted to a Base Rate Loan on the last day of such then expiring Interest Period.

                  3.3 Minimum Amounts and Maximum Number of Tranches. All borrowings, conversions and continuations of the Loan hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loan comprising each LIBOR Tranche shall be equal to $1,000,000.00 or a whole multiple of $100,000.00 in excess thereof. In no event shall there be more than three (3) LIBOR Tranches outstanding at any time.

                  3.4 Optional Prepayments. The Borrower may on the last day of any Interest Period with respect thereto, in the case of LIBOR Loans, or at any time and from time to time, in the case of Base Rate Loans, prepay the Loan, in whole or in part, without premium or penalty, upon at least four Business Days' irrevocable notice to the Lender, specifying the date and amount of prepayment and whether the prepayment is of a LIBOR Loan, Base Rate Loan or a combination thereof, and, if of a combination thereof, the amount allocable to each. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to Section 3.12 and accrued interest to such date on the amount prepaid. Partial prepayment of the Term Loan pursuant to this Section shall be applied first to accrued interest to such date on the amount prepaid and then to the principal thereof. Amounts prepaid on account of the Term Loan may not be reborrowed. Partial prepayment pursuant to this Section shall be in an aggregate principal amount of $1,000,000.00 or a whole multiple thereof.

                  3.5 Intentionally Omitted.

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

                  3.6  Computation  of  Interest  and Fees.

                  (a) Whenever it is calculated on the basis of the Base Rate, interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; and, otherwise, interest shall be calculated on the basis of a 360-day year for the actual days elapsed. The Lender shall as soon as practicable notify the Borrower of each determination of a LIBOR Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements, shall become effective as of the opening of business on the day on which such change becomes effective. The Lender shall as soon as practicable notify the Borrower of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Lender pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower in the absence of manifest error. The Lender shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Lender in determining any interest rate pursuant to Section 3.1(a).

                  3.7 Inability to Determine Interest Rate. If prior to the first day of any Interest Period the Lender shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate for such Interest Period, the Lender shall give telecopy or telephonic notice thereof to the Borrower as soon as practicable thereafter. If such notice is given (x) any LIBOR Loans, requested to be made on the first day of such Interest Period shall be made as a Base Rate Loan, (y) if the Loan was to have been Converted on the first day of such Interest Period to a LIBOR Loan, shall be Converted to or Continued as a Base Rate Loan and (z) any outstanding LIBOR Loan, shall be Converted, on the first day of such Interest Period, to a Base Rate Loan. Until such notice has been withdrawn by the Lender, no further LIBOR Loans shall be made or Continued as such, nor shall the Borrower have the right to Convert the Loan to a LIBOR Loan.

                  3.8 Payments. All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set-off or counterclaim and shall be made prior to 2:00 p.m., Charlotte, North Carolina time, on the due date thereof to the Lender, at the Lender's office specified in Section 10.2, in Dollars and in immediately available funds. If any payment hereunder (other than payments on a LIBOR Loan) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a LIBOR Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Business Day.

                  3.9 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for Lender to make or maintain a LIBOR Loan as contemplated by this Agreement, (a) the commitment of Lender hereunder to Continue a LIBOR Loan as such and Convert Base Rate Loans to LIBOR Loans shall forthwith be canceled and (b) Lender's Loan then outstanding as LIBOR Loans, if any, shall be Converted automatically to a Base Rate Loan on the respective last days of the then current Interest Periods with respect to such Loan or within such earlier period as required by law. If any such Conversion of a LIBOR Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.12.

                  3.10 Requirements of Law.

                  (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                                    (i) shall  subject  Lender to any tax of any
                  kind whatsoever with respect to this Agreement, the Note or any LIBOR Loan made by it, or change the basis of taxation of payments to Lender in respect thereof (except for Non-Excluded

                  Taxes covered by Section 3.11 and changes in the rate of tax on the overall net income of Lender);

                                    (ii) shall impose, modify or hold applicable
                  any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of Lender which is not otherwise included in the determination of the LIBOR Rate hereunder; or

                                    (iii)  shall  impose  on  Lender  any  other
                  condition;

         and the result of any of the foregoing is to increase the cost to Lender, by an amount which Lender deems to be material, of making, Converting into, Continuing or maintaining a LIBOR Loan or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable.

                  (b) If Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by Lender or any corporation controlling Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by Lender to be material, then from time to time, the Borrower shall promptly pay to Lender such additional amount or amounts as will compensate such Lender for such reduction.

                  (c) If Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section submitted by Lender to the Borrower shall be conclusive in the absence of manifest error. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  3.11 Taxes. All payments made by the Borrower under this Agreement and the Note shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Lender as a result of a present or former connection between the Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Lender hereunder or under the Note, the amounts so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Lender, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Borrower shall indemnify the Lender for any incremental taxes, interest or penalties that may become payable by the Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  3.12 Indemnity. The Borrower agrees to indemnify Lender and to hold Lender harmless from any loss or expense which Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, Conversion into or Continuation of a LIBOR Loan after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement,
(b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or
(c) the making of a prepayment of a LIBOR Loan on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, Converted or Continued, for the period from the date of such prepayment or of such failure to Convert or Continue to the last day of such Interest Period (or, in the case of a failure to Convert or Continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loan provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by Lender) which would have accrued to such Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank London market. This covenant shall survive the termination of this Agreement and the payment of the Loan and all other amounts payable hereunder.


                  3.13 Lending Offices; Change of Lending Office. The Loan made by Lender shall be made and maintained at Lender's Applicable Lending Office for a Loan of such Type.

                  3.14  Repayment  of Loan;  Evidence of Debt.

                  (a) The Borrower hereby unconditionally promises to pay to the Lender the principal amount of the Term Loan (or the then unpaid principal amount of Term Loan, on the date that the Term Loan becomes due and payable pursuant to Section 8). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loan from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 3.1.

                  (b) Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to Lender resulting from Loan of Lender from time to time, including the amounts of principal and interest payable and paid to Lender from time to time under this Agreement.


                  SECTION 4. REPRESENTATIONS AND WARRANTIES

                  To induce the Lender to enter into this Agreement and to make the Loan, the Borrower hereby represents and warrants to the Lender that:

                  4.1 Financial Condition. The balance sheet of the Borrower as at December 31, 1997, a copy of which has heretofore been furnished to Lender, is complete and correct and presents fairly the financial condition of the Borrower as at such date, and the results of its operations and cash flow for the fiscal year then ended. The unaudited balance sheet of the Borrower as at June 30, 1998 and the related unaudited statements of income and of cash flows for the six month period ended on such date, certified by a Responsible Officer, a copy of which has heretofore been furnished to Lender, is complete and correct and presents fairly the financial condition of the Borrower as at such date, and the results of its operations and its cash flow for the six month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Borrower has, at the date of the most recent balance sheet referred to above, no material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other financial derivative, which is not reflected in the foregoing statements or in the notes thereto. During the period from June 30, 1998 to and including the date hereof there has been no sale, transfer or other disposition by the Borrower of any material part of its business or property and no purchase or other acquisition of any business or property (including any Capital Stock of any other Person) material in relation to the financial condition of the Borrower at June 30, 1998.

                  4.2 No Change. Since June 30, 1998 there has been no development or event which has had or could have a Material Adverse Effect.

                  4.3 Existence; Compliance with Law. Borrower (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged,
(c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, have a Material Adverse Effect.

                  4.4  Power;   Authorization;   Enforceable  Obligations.   The
Borrower has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and to borrow hereunder and has taken all necessary corporate action to authorize the borrowing on the terms and conditions of this Agreement and the Note and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowing hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which the Borrower is a party. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of the Borrower. This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  4.5 No Legal Bar. The execution, delivery and performance of the Loan Documents to which the Borrower is a party, the borrowing hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Borrower and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

                  4.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or against any of its properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could have a Material Adverse Effect.

                  4.7 No Default. Borrower is not in default under or with respect to any of its Contractual Obligations in any respect which could have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  4.8 Ownership of Property; Liens. Borrower has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by Section 7.3.

                  4.9 Intellectual Property. The Borrower owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not have a Material Adverse Effect (the "Intellectual Property"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any valid basis for any such claim. The use of such Intellectual Property by the Borrower does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, do not have a Material Adverse Effect.

                  4.10 No Burdensome Restrictions. No Requirement of Law or Contractual Obligation of the Borrower has a Material Adverse Effect.

                  4.11 Taxes. Borrower has filed or caused to be filed all tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower); no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

                  4.12 Federal Regulations. No part of the proceeds of the Loan will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation G or Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect, or for any purpose which violates, or which would be inconsistent with, the provisions of the regulations of such Board of Governors. If requested by the Lender, the Borrower will furnish to the Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in said Regulation G or Regulation U, as the case may be.

                  4.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

                  4.14 Investment Company Act; Other Regulations. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness.

                  4.15 Subsidiaries. Borrower has no Subsidiaries or Affiliates.

                  4.16 Intentionally Omitted.

                  4.17 Accuracy and Completeness of Information.

                  (a) All factual information, reports and other papers and data with respect to the Loan Parties (other than projections) furnished, and all factual statements and representations made, to the Lender by a Loan Party, or on behalf of a Loan Party, were, at the time the same were so furnished or made, when taken together with all such other factual information, reports and other papers and data previously so furnished and all such other factual statements and representations previously so made, complete and correct in all material respects, to the extent necessary to give the Lender true and accurate knowledge of the subject matter thereof in all material respects, and did not, as of the date so furnished or made, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which the same were made.

                  (b) All projections with respect to the Loan Parties furnished by or on behalf of a Loan Party to the Lender were prepared and presented in good faith by or on behalf of such Loan Party. No fact is known to a Loan Party which materially and adversely affects or in the future is reasonably likely (so far as such Loan Party can reasonably foresee) to have a Material Adverse Effect which has not been set forth in the financial statements referred to in Section 4.1 or in such information, reports, papers and data or otherwise disclosed in writing to the Lender prior to the Closing Date.

                  4.18 Labor Relations. No Loan Party is engaged in any unfair labor practice which could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice compliant pending or, to the best knowledge of each Loan Party, threatened against a Loan Party before the National Labor Relations Board which could reasonably be expected to have a Material Adverse Effect and no grievance or arbitration proceeding arising out of or under a collective bargaining agreement is so pending or threatened; (b) no strike, labor dispute, slowdown or stoppage pending or, to the best knowledge of each Loan Party, threatened against a Loan Party; and (c) no union representation question existing with respect to the employees of a Loan Party and no union organizing activities are taking place with respect to any thereof.

                  4.19 Insurance. Each Loan Party has, with respect to its properties and business, insurance covering the risks, in the amounts, with the deductible or other retention amounts, and with the carriers, listed on Schedule 4.19, which insurance meets the requirements of Section 6.5 hereof as of the date hereof and the Closing Date.

                  4.20 Solvency. On the Closing Date, after giving effect to the consummation of the Loan and to the incurrence of all indebtedness and obligations being incurred on or prior to such date in connection herewith and therewith, (i) the amount of the "present fair saleable value" of the assets of the Borrower will, as of such date, exceed the amount of all "liabilities of the Borrower, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (ii) the present fair saleable value of the assets of the Borrower, will, as of such date, be greater than the amount that will be required to pay the liabilities of the Borrower, on its debts as such debts become absolute and matured, (iii) Borrower will not have, as of such date, an unreasonably small amount of capital with which to conduct their respective businesses, and (iv) Borrower will be able to pay its debts as they mature. For purposes of this Section 4.20, "debt" means "liability on a claim", "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, and (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                  4.21 Purpose of Loans. The proceeds of the Loan shall be used by the Borrower for Refinancing of existing debt to Existing Creditors evidenced by Existing Financing Documents.

                  4.22 Environmental Matters.

                  (a) To the best of Borrower's knowledge, the facilities and properties owned, leased or operated by the Borrower (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, any Environmental Law.

                  (b) To the best of Borrower's knowledge, the Properties and all operations at the Properties are in compliance, and have in the last ten (10) years been in compliance, in all material respects with all applicable Environmental Laws, and, to the best of Borrower's knowledge, there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Borrower (the "Business") which could materially interfere with the continued operation of the Properties or materially impair the fair saleable value thereof.

                  (c) To the best of Borrower's knowledge, the Borrower has not received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that is or are reasonably likely to result in the payment of a Material Environmental Amount.

                  (d) To the best of Borrower's knowledge, materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor, to the best of Borrower's knowledge, have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

                  (e) To the best of Borrower's knowledge, no judicial proceeding or governmental or administrative action is pending or threatened, under any Environmental Law to which the Borrower is or will be named as a party with respect to the Properties or the Business, nor, to the best of Borrower's knowledge, are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Adverse Amount.

                  (f) To the best of Borrower's knowledge, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

                  4.23 Refinancing . Within thirty days of the date hereof, all amounts owing to the Existing Creditors under the Existing Financing Documents shall have been repaid in full, and any Liens created pursuant to the Existing Financing Documents shall have been released, and the Existing Financing
Documents shall terminate and be of no further force and effect upon such repayment; in each case pursuant to such payout letters, Lien releases, termination statements, mortgage satisfactions and other documents as the Lender may require, each of which shall be in form and substance satisfactory to the Lender.


                  SECTION 5. CONDITIONS PRECEDENT

                  5.1 Conditions to Loans. The agreement of the Lender to make the Loan requested to be made by it is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan on the Closing Date, of the following conditions precedent:

                  (a) Loan Documents. The Lender shall have received:

                                    (i) this  Agreement,  executed and delivered
                  by a duly authorized officer of the Borrower,

                                    (ii) the Note of the Borrower  conforming to
                  the requirements hereof and executed by a duly authorized officer of the Borrower, and

                                    (iii) the Payment  Guarantee,  executed  and
                  delivered by a duly authorized officer of the Guarantor.

                  (b) Corporate Proceedings of the Borrower. The Lender shall have received, a copy of the resolutions, in form and substance satisfactory to the Lender, of the Board of Directors of the general partner of the Borrower authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and (ii) the borrowings contemplated hereunder, certified by the Secretary or an Assistant Secretary of the general partner of the Borrower as of the Closing Date, which certificate shall be in form and substance satisfactory to the Lender and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

                  (c) General Partner Incumbency Certificate. The Lender shall have received a certificate of the Borrower, dated the Closing Date, as to the incumbency and signature of the officers of the general partner of the Borrower executing any Loan Document satisfactory in form and substance to the Lender, executed by the President or any Vice
         President and the Secretary or any Assistant Secretary of the general partner of the Borrower.

                  (d) Corporate Proceedings of the Guarantor. The Lender shall have received, a copy of the resolutions, in form and substance satisfactory to the Lender, of the Board of Directors of the Guarantor authorizing the execution, delivery and performance of the Loan Documents to which the Guarantor is a party, certified by the Secretary or an Assistant Secretary of the Guarantor as of the Closing Date, which certificate shall be in form and substance satisfactory to the Lender and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

                  (e) Guarantor Incumbency Certificate. The Lender shall have received, a certificate of the Guarantor, dated the Closing Date, as to the incumbency and signature of the officers of the Guarantor, satisfactory in form and substance to the Lender, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Guarantor.

                  (f) Organizational Documents. The Lender shall have received, true and complete copies of all of the organizational documents of each Loan Party, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the such Loan Party.

                  (g) Good Standing Certificates. The Lender shall have received, certificates dated as of a recent date from the Secretary of State or other appropriate authority, evidencing the good standing of each Loan Party in the jurisdiction of its organization.

                  (h) Consents,  Licenses and  Approvals.  The Lender shall have received, a certificate of a Responsible Officer of the Borrower (i) attaching copies of all consents, authorizations and filings referred to in Section 4.4, and (ii) stating that such consents, licenses and filings are in full force and effect, and each such consent, authorization and filing shall be in form and substance satisfactory to the Lender.

                  (i) Fees. The Lender shall have received its commitment fee in the amount of [Commitment Fee].

                  (j) Legal Opinions. The Lender shall have received, the executed legal opinion of David Goldberg, counsel to the Borrower and the other Loan Parties. The legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Lender may reasonably require.

                  (k) Insurance. The Lender shall have received evidence in form and substance satisfactory to it that all of the requirements of
         Section 6.5 hereof.


                  SECTION 6. AFFIRMATIVE COVENANTS

                  The Borrower hereby agrees that, so long as any amount is owing to Lender hereunder or under any other Loan Document, the Borrower shall:

                  6.1 Financial Statements. Furnish to Lender:

                  (a) as soon as available, but in any event within 120 days after the end of each fiscal year of the Borrower, a copy of the balance sheet of the Borrower as at the end of such year and the related statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young or other independent certified public accountants of nationally recognized standing;

                  (b) as soon as available, but in any event not later than 50 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited balance sheet of the Borrower as at the end of such quarter and the related unaudited statements of income and retained earnings and of cash flows of the Borrower for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

                  6.2 Certificates; Other Information. Furnish to Lender:

                  (a) concurrently with the delivery of the financial statements referred to in Sections 6.1(a) and (b), a certificate of a Responsible Officer (i) stating that, to the best of such Responsible Officer's knowledge, the Borrower during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) showing in detail the calculations supporting such Responsible Officer's certification of the Borrower's compliance with the requirements of Section 7.1(a) and (b);

                  (b) during the month of May in each calendar year, a report of a reputable insurance broker with respect to the insurance maintained by the Borrower in accordance with Section 6.5 of this Agreement, and such supplemental reports as the Lender may from time to time request; and

                  (c) promptly, such additional financial and other information as Lender may from time to time reasonably request.

                  6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower.

                  6.4 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to Section 7.5; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, have a Material Adverse Effect.

                  6.5 Maintenance of Property; Insurance. Keep all property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to Lender, upon written request, full information as to the insurance carried.

                  6.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower with officers and employees of the Borrower and with its independent certified public accountants.

                  6.7 Notices. Promptly give notice to the Lender of:

                  (a) the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any Contractual Obligation of the Borrower or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could have a Material Adverse Effect;

                  (c) any litigation or proceeding affecting the Borrower in which the amount involved is $500,000.00 or more and not covered by insurance or in which injunctive or similar relief is sought;

                  (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof:
         (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan; and

                  (e) any material adverse change in the business, operations, property, condition (financial or otherwise) or prospects of the Borrower.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

                  6.8 Environmental Laws.

                  (a) Comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

                  (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect.


                  SECTION 7. NEGATIVE COVENANTS

                  The Borrower hereby agrees that, so long as any amount is owing to Lender hereunder or under any other Loan Document, the Borrower shall not:

                  7.1 Financial Condition Covenants

                  (a) Permit Borrower's Balance Sheet Leverage Ratio to exceed at any time 0.80 to 1.00; or

                  (b) Permit net income of less than $1.00 for each fiscal quarter and each fiscal year.

                  7.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except Indebtedness of the Borrower under this Agreement, together with such additional Indebtedness of Borrower incurred in the ordinary course of its business, provided that in no event shall Borrower allow the amount of its outstanding Indebtedness to result in a breach of
Section 7.1(a) above.

                  7.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                  (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower in conformity with GAAP;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

                  (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower; and

                  (f) Liens with respect to the Existing Financing Documents which, pursuant to Section 4.23 above, are to be released within thirty days from the date hereof.

                  7.4 Intentionally Omitted.

                  7.5 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business. Without in any way limiting the foregoing, the Borrower shall not at any time establish, form or have any Subsidiary or Affiliate except for Public Storage, Inc. and the Hughes family.

                  7.6 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, except the sale or other disposition of any property in the ordinary course of business, provided that (other than inventory) the aggregate book value of all assets so sold or disposed of in any period of twelve consecutive months shall not exceed 10% of total assets of the Borrower as at the beginning of such twelve-month period.

                  7.7 Intentionally Omitted.

                  7.8 Intentionally Omitted.

                  7.9 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower of real or personal property which has been or is to be sold or transferred by the Borrower to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower.

                  7.10 Limitation on Changes in Fiscal Year. Permit the fiscal year of the Borrower to end on a day other than December 31.

                  7.11 Limitation on Negative Pledge Clauses. Enter into with any Person any agreement, which prohibits or limits the ability of the Borrower to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

                  7.12 Limitation on Lines of Business. Enter into any business except for those businesses in which the Borrower is engaged on the date of this Agreement or which is directly related thereto.

                  7.13   Governing   Documents.   Amend   its   certificate   of
incorporation (except to increase the number of authorized shares of common stock), partnership agreement or other Governing Documents, without the prior written consent of the Lender, which shall not be unreasonably withheld or delayed.

                  7.14 Manager. Without the prior written consent of the Lender, replace Public Storage, Inc. or an Affiliate of Public Storage, Inc. as the property manager of Borrower's Properties prior to the Maturity Date or change, modify or amend in any material way any agreement currently in effect with Public Storage, Inc. relating to the management of Borrower's Properties.


                  SECTION 8. EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

                  (a) The Borrower shall fail to pay any principal of the Loan when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on the Loan, or any other amount payable hereunder or under the other Loan Documents, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

                  (b) Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                  (c) The Borrower or any other Loan Party shall default in the observance or performance of any agreement contained in Section 7 hereof and Section 10 of the Payment Guarantee; or

                  (d) The Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

                  (e) The Borrower shall (i) default in any payment of principal of or interest of any Indebtedness (other than the Loans) or in the payment of any Guarantee Obligation, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

                  (f) (i) The Borrower or any Loan Party shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any Loan Party shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any Loan Party any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any Loan Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any Loan Party shall take any action in
         furtherance   of,  or  indicating  its  consent  to,  approval  of,  or
         acquiescence  in,  any of the acts set forth in clause  (i),  (ii),  or
         (iii) above; or (v) the Borrower or any Loan Party shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the
         Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower, any Commonly Controlled Entity or any Loan Party, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Lender, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Lender is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through
         (vi) above, such event or condition, together with all other such events or conditions, if any, could have a Material Adverse Effect; or

                  (h) One or more judgments or decrees shall be entered against the Borrower or any Loan Party involving in the aggregate a liability (not paid or fully covered by insurance) of $500,000.00 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                  (i) The Payment Guarantee shall cease, for any reason, to be in full force and effect or the Guarantor shall so assert; or

                  (j) (i) Any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) (A) shall have acquired beneficial ownership of 20% or more of any outstanding class of Capital Stock having ordinary voting power in the election of directors of the Borrower or (B) shall obtain the power (whether or not exercised) to elect a majority of the Borrower's directors or (ii) the Board of Directors of the Borrower shall not consist of a majority of Continuing Directors; "Continuing Directors" shall mean the directors of the Borrower on the Closing Date and each other director, if such other director's nomination for election to the Board of Directors of the Borrower is recommended by a majority of the then Continuing Directors; or

                  (k) Any Event of Default shall have occurred under that certain Second Amended and Restated Credit Agreement, dated as of February 25, 1997, by and among Guarantor, the financial institutions from time to time parties thereto and Wells Fargo Bank, as Agent;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of this Section with respect to the Borrower or any Loan Party automatically other amounts owing under this Agreement shall immediately become due and payable, and (B) if such event is any other Event of Default, the following action may be taken: Lender may, by notice to the Borrower, declare the Loan hereunder (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


                  SECTION 9. INTENTIONALLY OMITTED.


                  SECTION 10. MISCELLANEOUS

                  10.1 Amendments and Waivers. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this
Section 10.1. The Lender may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lender or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Lender, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences. Any such waiver and any such amendment, supplement or modification shall be binding upon the Borrower, the Lender, and all future holders of the Loan. In the case of any waiver, the Borrower and the Lender shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

                  10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been electronically confirmed, addressed as follows in the case of the Borrower and the Lender, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

         The Borrower:              Public Storage Properties, Ltd.
                                    701 Western Avenue, Suite 200
                                    Glendale, California  91201
                                    Attention:  David P. Singelyn
                                    Fax:  (818) 244-9267

         The Lender:                First Union National Bank
                                    One First Union Center, TW-6
                                    Charlotte, North Carolina 28288
                                    Attention:  John A. Schissel
                                    Fax:  (704) 383-6205

         with a copy to:            First Union National Bank
                                    One First Union Center, TW--6
                                    Charlotte, North Carolina 28288
                                    Attention:  General Counsel
                                    Fax: (704) 383-6205

PROVIDED  that any notice,  request or demand to or upon the Lender  pursuant to
Section 2.3, 3.2, 3.4 or 3.6(b) shall not be effective until received.

                  10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loan hereunder.

                  10.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Lender for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Lender, (b) to pay or reimburse Lender for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel to the Lender, (c) to pay, indemnify, and hold Lender harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold the Lender harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, the Guarantor or any of the Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided, that the Borrower shall have no obligation hereunder to the Lender with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the Lender or (ii) legal proceedings commenced against the Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such. The agreements in this Section shall survive repayment of the Loan and all other amounts payable hereunder.

                  10.6 Successors and Assigns;  Participations  and Assignments.

                  (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lender, and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Lender.

                  (b) Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants")
         participating interests in the Loan owing to Lender, any or any other interest of Lender hereunder and under the other Loan Documents. In the event of any such sale by Lender of a participating interest to a Participant, Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, Lender shall remain solely responsible for the performance thereof, Lender shall remain the holder of the Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower shall continue to deal solely and directly with Lender in connection with Lender's rights and obligations under this Agreement and the other Loan Documents. The Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lender the proceeds thereof as provided in Section 10.7 as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 3.10, 3.11, and 3.12 with respect to its participation in the Loan as if it were a Lender; provided, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the Lender would have been entitled to receive in respect of the amount of the participation transferred by the Lender to such Participant had no such transfer occurred.

                  (c) Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to any bank or financial institution (an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents. Upon such assignment, the Assignee thereunder shall be a party hereto and have the rights and obligations of the Lender hereunder and the Lender shall be released from its obligations under this Agreement and shall cease to be a party hereto.

                  (d) Intentionally Omitted.

                  (e) Intentionally Omitted.

                  (f) The Borrower authorizes Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee, subject to the provisions of Section 10.15, any and all financial information in Lender's possession concerning the Borrower which has been delivered to Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to Lender by or on behalf of the Borrower in connection with Lender's credit evaluation of the Borrower prior to becoming a party to this Agreement.

                  (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of the Loan and the Note relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by Lender of the Loan or Note to any Federal Reserve Bank in accordance with applicable law.

                  10.7 Adjustments; Set-off. The Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Lender or any branch or agency thereof to or for the credit or the account of the Borrower. The Lender agrees promptly to notify the Borrower after any such set-off and application made by the Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

                  10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission of signature pages hereto), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Lender.

                  10.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  10.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower and the Lender with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NORTH CAROLINA.

                  10.12 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of North Carolina, the courts of the United States of America for the Western District of North Carolina, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 10.2 or at such other address of which the Lender shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                  10.13 Acknowledgments. The Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) Lender has no fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Borrower and the other Loan Parties, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint  venture is  created  hereby or by the other Loan
         Documents   or   otherwise   exists  by  virtue  of  the   transactions
         contemplated hereby between the Borrower and the Lender.

                  10.14 WAIVERS OF JURY TRIAL. THE BORROWER, AND THE LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  10.15 Confidentiality. Lender agrees to keep confidential all non-public information provided to it by the Borrower pursuant to this Agreement that is designated by the Borrower in writing as confidential; provided that nothing herein shall prevent Lender from disclosing any such information to any Transferee which receives such information having been made aware of the confidential nature thereof, (iii) to its employees, directors, agents, attorneys, accountants and other professional advisors, (iv) upon the request or demand of any examiner or other Governmental Authority having jurisdiction over Lender, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law,
(vi) which has been publicly disclosed other than in breach of this Agreement, or (vii) in connection with the exercise of any remedy hereunder.


                                             [Signature Page Follows]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                        PUBLIC STORAGE PROPERTIES, LTD.,
                                        a California limited partnership


                                        By:   Public Storage, Inc., a
                                              California corporation,
                                                  its General Partner


                                               By:   /s/  David P. Singelyn
                                                     --------------------------
                                                     Name:  David P. Singelyn
                                                     Title:  Vice President and
                                                             Treasurer





                                        FIRST UNION NATIONAL BANK


                                        By:  /s/ John A. Schissel
                                             ------------------------
                                        Name:  John A. Schissel
                                        Title:  Director

                                   Exhibit A-1


                                    TERM NOTE


$13,000,000.00                                        Charlotte, North Carolina
                                                               October 23, 1998

                  FOR VALUE RECEIVED, the undersigned PUBLIC STORAGE PROPERTIES, LTD., a California limited partnership, (the "BORROWER"), hereby unconditionally promises to pay to the order of FIRST UNION NATIONAL BANK, a national banking association (the "LENDER"), at One First Union Center, Charlotte, North Carolina 28288, Attention: REIT Banking Group, 6th Floor, or such other place as Lender may designate from time to time, in lawful money of the United States of America and in immediately available funds, the principal amount of THIRTEEN MILLION AND NO/100 DOLLARS ($13,000,000.00). The principal amount of this Term Note shall be due and payable on October 31, 2002 (the "MATURITY DATE").

                  The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time from the date hereof at the rates per annum and on the dates as provided in Section 4.1 of the Credit Agreement referred to below, until paid in full (both before and after judgment).

                  The holder of this Term Note is authorized to, and so long as it holds this Term Note shall, record the date, Types and amounts of the Term Loan, each Continuation thereof and each Conversion of all or a portion thereof to another Type pursuant to Section 4.2 of the Credit Agreement, the date and amount of each payment or prepayment of principal thereof and, in the case of LIBOR Loans, the length of each Interest Period and the LIBOR Rate with respect thereto, on the schedules annexed hereto and constituting a part hereof, or on a continuation thereof which shall be annexed hereto and constitute a part hereof, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided that failure of the Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of the Borrower under this Term Note or under the Credit Agreement.

                  This Term Note is the Term Note referred to in the Credit Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), between the Borrower and the Lender is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

                  Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

                  The Borrower expressly waives diligence, presentment, protest, demand and other notices of any kind.

                  This Term Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of North Carolina.

                                   PUBLIC STORAGE PROPERTIES, LTD.,
                                   a California limited partnership

                                   By:      Public Storage, Inc., a California
                                            corporation, its General Partner



                                            By:  /s/ David P. Singelyn
                                                 ---------------------
                                                 Name:  David P. Singelyn
                                                 Title:  Vice President and
                                                         Treasurer

                                                                   SCHEDULE A to
                                                                       Term Note
                                                                       ---------


                         LOANS, CONVERSIONS AND PAYMENTS
                               OF BASE RATE LOANS
                               ------------------


                                             Amount of
                                             LIBOR
               Amount          Loans         Converted      Loans          Principal      Amount of
               of Base        Converted      into           Amount of      Balance of     Unpaid
Base Rate      Rate           into Base      LIBOR          Principal      Base Rate      Notation
Date           Loan           Rate Loans     Loans          Repaid         Loans          Made by
-----------    -----------    -----------    -----------    -----------    -----------    -----------

-----------    -----------    -----------    -----------    -----------    -----------    -----------

-----------    -----------    -----------    -----------    -----------    -----------    -----------

-----------    -----------    -----------    -----------    -----------    -----------    -----------

-----------    -----------    -----------    -----------    -----------    -----------    -----------

-----------    -----------    -----------    -----------    -----------    -----------    -----------

-----------    -----------    -----------    -----------    -----------    -----------    -----------

-----------    -----------    -----------    -----------    -----------    -----------    -----------

-----------    -----------    -----------    -----------    -----------    -----------    -----------

-----------    -----------    -----------    -----------    -----------    -----------    -----------

-----------    -----------    -----------    -----------    -----------    -----------    -----------

-----------    -----------    -----------    -----------    -----------    -----------    -----------



                                                                   SCHEDULE B to
                                                                       Term Note


                         LOANS, CONVERSIONS AND PAYMENTS
                                 OF LIBOR LOANS
                                 --------------


               Amount of      Amount of      Interest        Amount of
               Eurodollar     Base Rate      Period and      LIBOR                         Unpaid
               Loan           Loans           LIBOR          Loans                         Principal
               (and           Converted       Rate with      Converted      Amount of      Balance of
               Continuations  into Eurodollar Respect        into Base      Principal      LIBOR          Notation
Date           Thereof)       Loans           Thereto        Rate Loans     Repaid         Loans          Made by
-----------    -----------    -----------     -----------    -----------    -----------    -----------    -----------

-----------    -----------    -----------     -----------    -----------    -----------    -----------    -----------

-----------    -----------    -----------     -----------    -----------    -----------    -----------    -----------

-----------    -----------    -----------     -----------    -----------    -----------    -----------    -----------

-----------    -----------    -----------     -----------    -----------    -----------    -----------    -----------

-----------    -----------    -----------     -----------    -----------    -----------    -----------    -----------

-----------    -----------    -----------     -----------    -----------    -----------    -----------    -----------

-----------    -----------    -----------     -----------    -----------    -----------    -----------    -----------

-----------    -----------    -----------     -----------    -----------    -----------    -----------    -----------

-----------    -----------    -----------     -----------    -----------    -----------    -----------    -----------

-----------    -----------    -----------     -----------    -----------    -----------    -----------    -----------

                                   SCHEDULE 2

1. Credit Agreement between public Storage Properties, Ltd. and The Travelers Insurance Company dated as August 28, 1987, as amended in the original principal amount of $20,885,000, secured by a Deed of Trust and Security Agreement with Assignment of Rents and Leases and Fixture Filing dated August 28, 1987.

2. Intercompany Loan from Public Storage, Inc. to Public Storage Properties, Ltd. in the original principal amount of $11,000,000.